Southern States Bancshares, Inc. Announces
Third Quarter 2022 Financial Results

Third Quarter 2022 Highlights

•Linked-quarter loan growth was 26.3% annualized

•Net income of $6.7 million, or $0.75 per diluted share

•Core net income(1) of $6.8 million, or $0.77 per diluted share(1)

•Net interest margin (“NIM”) of 4.15%, up 31 basis points from the prior quarter

•NIM of 4.17% on a fully-taxable equivalent basis(1)

•Return on average assets (“ROAA”) of 1.35%; return on average stockholders’ equity (“ROAE”) of 15.42%; and return on average tangible common equity (“ROATCE”)(1) of 17.24%

•Core ROAA(1) of 1.37%; and core ROATCE(1) of 17.51%

•Efficiency ratio of 48.94%, an improvement from 54.19% for the prior quarter

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., October 24, 2022 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $6.7 million, or $0.75 diluted earnings per share, for the third quarter of 2022. This compares to net income of $5.2 million, or $0.59 diluted earnings per share, for the second quarter of 2022, and net income of $4.9 million, or $0.58 diluted earnings per share, for the third quarter of 2021. The Company reported core net income of $6.8 million, or $0.77 diluted core earnings per share, for the third quarter of 2022. This compares to core net income of $5.3 million, or $0.59 diluted core earnings per share, for the second quarter of 2022, and core net income of $4.0 million, or $0.48 diluted core earnings per share, for the third quarter of 2021 (see “Reconciliation of Non-GAAP Financial Measures”).

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, “Our team’s ongoing diligent business development efforts fueled robust annualized third quarter loan growth of 26.3%, extending the momentum we’ve generated throughout the past year. Our net interest income increased 18.8% from the second quarter and was up 42.5% from a year earlier on a combination of robust loan growth and increasing yields on interest-earning assets, which drove our expanded NIM.”

“As always, we are focused on disciplined, prudent expansion that minimizes risk and maintains our stellar credit quality. Our bank is dedicated to superior customer service and sound underwriting, key pillars of strength that we believe position the franchise for continued growth and improved profitability. This gives us confidence in our ability to deliver long-term value for our shareholders.”

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2022 was $19.4 million, an increase of 18.8% from $16.4 million for the second quarter of 2022. The increase was primarily attributable to rising interest rates, coupled with an increase in interest-bearing assets and partially offset by an increase in expense on interest-bearing liabilities.

Relative to the third quarter of 2021, net interest income increased $5.8 million, or 42.5%. The increase was substantially the result of an increase in interest-earning assets.

Net interest margin for the third quarter of 2022 was 4.15%, up from 3.84% for the second quarter of 2022. The increase was primarily the result of a 65 basis point increase in the yield on interest-earning assets, partially offset by a 46 basis point increase in the cost of interest-bearing liabilities.

Relative to the third quarter of 2021, net interest margin increased from 3.77%. The increase was primarily due to an increase in the yield on interest-earning assets that more than offset an increase in the cost of interest-bearing liabilities.

Noninterest Income

Noninterest income for the third quarter of 2022 was $1.3 million, a decrease of 4.6% from $1.4 million for the second quarter of 2022. The decrease was substantially the result of a $101,000 increase in the net loss on securities.

Relative to the third quarter of 2021, noninterest income decreased 46.6% from $2.5 million. The third quarter 2021 included a bank owned life insurance (“BOLI”) death benefit claim of $742,000 and a net gain on securities. The third quarter 2022 results included reductions in mortgage income and a net loss on securities.

Noninterest Expense

Noninterest expense for the third quarter of 2022 was $10.2 million, up from $9.7 million for the second quarter of 2022. The increase was substantially attributable to a $336,000 increase in fraud losses, of which a portion has since been recovered, and an increase in salaries and benefits as a result of additional incentive accruals based on operating results. The efficiency ratio for the third quarter improved to 48.94% from 54.19% in the second quarter.

Relative to the third quarter of 2021, noninterest expense increased 11.5% from $9.2 million. The increase was primarily attributable to higher salaries and incentive expense as production personnel were added in the Georgia market. Also contributing to the increase were fraud losses, of which a portion has since been recovered. These increases were partially offset by a decrease in occupancy expense as a result of accelerated depreciation during the third quarter of 2021 on a formerly leased Birmingham branch location and a reduction in SBA expense from the third quarter of 2021.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $1.5 billion at September 30, 2022, up $94.8 million from June 30, 2022 and up $379.5 million from September 30, 2021. The linked-quarter increase in loans was primarily attributable to increases in construction/development and commercial real estate loans in the Auburn, Alabama and Georgia markets.

Deposits

Total deposits were $1.8 billion at September 30, 2022, compared with $1.6 billion at June 30, 2022 and $1.3 billion at September 30, 2021. The $122.1 million net increase in total deposits in the third quarter was due to an increase of $135.1 million in interest-bearing account balances that more than offset a slight decrease in noninterest-bearing deposits.

Asset Quality

Nonperforming loans totaled $4.0 million, or 0.26% of gross loans, at September 30, 2022, compared with $3.6 million, or 0.25% of gross loans, at June 30, 2022, and $3.3 million, or 0.29% of gross loans, at September 30, 2021. The $400,000 net increase in nonperforming loans in the third quarter was primarily attributable to one commercial real estate loan and one commercial and industrial loan that were placed on nonaccrual and partially offset by one commercial and industrial loan that was sold. The $642,000 increase in nonperforming loans from September 30, 2021 was primarily attributable to three commercial real estate loans, one residential loan and one commercial and industrial loan that were placed on nonaccrual. These increases were partially offset by one residential loan being moved back to accruing status and multiple loans associated with one borrower being paid off.

The Company recorded a provision for loan losses of $1.7 million for the third quarter of 2022, compared to $1.3 million for the second quarter of 2022. The provision was due to robust loan growth as well as changes in our qualitative economic factors.

Net charge-offs for the third quarter of 2022 were $47,000, or 0.01% of average loans on an annualized basis, compared to net recoveries of $11,000, or 0.00% of average loans on an annualized basis, for the second quarter of 2022, and net recoveries of $8,000, or 0.00% of average loans on an annualized basis, for the third quarter of 2021.

The Company’s allowance for loan losses was 1.21% of total loans and 466.41% of nonperforming loans at September 30, 2022, compared with 1.18% of total loans and 473.44% of nonperforming loans at June 30, 2022.

Capital

As of September 30, 2022, total stockholders’ equity was $170.3 million, compared with $167.9 million at June 30, 2022. The increase of $2.4 million was primarily due to strong earnings growth that more than offset an increase in accumulated other comprehensive loss resulting from changes in the value of the available for sale securities portfolio due to rapid increases in interest rates.

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the inflationary environment, the COVID-19 pandemic and governmental responses. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other SEC filings under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information:
Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank

Kevin Dobbs
(310) 622-8245
ssbankir@finprofiles.com

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	September 30, 2022 (Unaudited)	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)	September 30, 2021 (Unaudited)
Assets
Cash and due from banks	$17,394	$22,167	$6,397	$19,000
Interest-bearing deposits in banks	165,637	95,156	203,537	114,800
Federal funds sold	63,031	73,024	74,022	44,022
Total cash and cash equivalents	246,062	190,347	283,956	177,822

Securities available for sale, at fair value	150,718	151,749	132,172	113,317
Securities held to maturity, at amortized cost	19,657	19,662	19,672	19,678
Other equity securities, at fair value	5,694	6,958	9,232	9,227
Restricted equity securities, at cost	2,791	2,825	2,600	2,600
Loans held for sale	1,643	2,709	2,400	2,097

Loans, net of unearned income	1,524,990	1,430,205	1,250,300	1,145,447
Less allowance for loan losses	18,423	16,807	14,844	14,097
Loans, net	1,506,567	1,413,398	1,235,456	1,131,350

Premises and equipment, net	28,585	28,467	27,044	25,916
Accrued interest receivable	5,699	4,839	4,170	3,933
Bank owned life insurance	29,677	29,509	22,201	22,081
Annuities	15,564	15,540	12,888	12,968
Foreclosed assets	2,930	2,930	2,930	10,146
Goodwill	16,862	16,862	16,862	16,862
Core deposit intangible	1,302	1,368	1,500	1,566
Other assets	18,974	15,332	9,509	9,499

Total assets	$2,052,725	$1,902,495	$1,782,592	$1,559,062

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$499,613	$512,598	$541,546	$380,111
Interest-bearing	1,267,479	1,132,348	1,014,905	956,211
Total deposits	1,767,092	1,644,946	1,556,451	1,336,322

Other borrowings	19,978	—	12,498	12,498
FHLB advances	26,000	25,000	25,950	26,900
Subordinated notes	47,042	47,013	—	—
Accrued interest payable	359	88	132	125
Other liabilities	21,929	17,501	10,363	8,996
Total liabilities	1,882,400	1,734,548	1,605,394	1,384,841

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	September 30, 2022 (Unaudited)	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)	September 30, 2021 (Unaudited)
Stockholders' equity:
Common stock	43,529	43,458	45,064	45,064
Capital surplus	75,835	75,597	80,640	80,547
Retained earnings	63,956	58,039	49,858	46,611
Accumulated other comprehensive income (loss)	(12,403)	(8,439)	2,113	2,600
Unvested restricted stock	(592)	(708)	(477)	(601)

Total stockholders' equity	170,325	167,947	177,198	174,221

Total liabilities and stockholders' equity	$2,052,725	$1,902,495	$1,782,592	$1,559,062

Shares issued and outstanding	8,705,920	8,691,620	9,012,857	9,012,857

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income:
Loans, including fees	$20,052	$16,265	$13,923	$51,083	$40,429
Taxable securities	1,010	788	402	2,417	1,134
Nontaxable securities	323	309	266	931	729
Other interest and dividends	1,135	390	143	1,713	315
Total interest income	22,520	17,752	14,734	56,144	42,607

Interest expense:
Deposits	2,489	889	1,034	4,251	3,355
Other borrowings	596	498	60	1,439	435
Total interest expense	3,085	1,387	1,094	5,690	3,790

Net interest income	19,435	16,365	13,640	50,454	38,817
Provision for loan losses	1,663	1,304	750	3,667	2,250
Net interest income after provision for loan losses	17,772	15,061	12,890	46,787	36,567

Noninterest income:
Service charges on deposit accounts	508	480	403	1,433	1,101
Swap fees	11	21	101	48	938
SBA/USDA fees	95	93	130	575	3,434
Mortgage origination fees	218	213	393	717	1,196
Net gain (loss) on securities	(143)	(42)	189	(546)	(17)
Other operating income	650	639	1,293	1,847	2,399
Total noninterest income	1,339	1,404	2,509	4,074	9,051

Noninterest expenses:
Salaries and employee benefits	6,152	5,982	5,517	17,859	16,104
Equipment and occupancy expenses	764	719	908	2,188	2,697
Data processing fees	599	570	524	1,733	1,565
Regulatory assessments	235	262	248	760	689
Other operating expenses	2,487	2,119	1,988	6,638	5,768
Total noninterest expenses	10,237	9,652	9,185	29,178	26,823

Income before income taxes	8,874	6,813	6,214	21,683	18,795

Income tax expense	2,174	1,590	1,293	5,204	4,287

Net income	$6,700	$5,223	$4,921	$16,479	$14,508

Basic earnings per share	$0.77	$0.60	$0.59	$1.87	$1.84

Diluted earnings per share	$0.75	$0.59	$0.58	$1.84	$1.82

The following table provides an analysis of the allowance for loan losses as of the dates indicated.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Dollars in thousands)

Average loans, net of unearned income	$1,480,735	$1,359,320	$1,122,741	$1,373,564	$1,093,684
Loans, net of unearned income	$1,524,990	$1,430,205	$1,145,447	$1,524,990	$1,145,447
Allowance for loan losses at beginning of the period	$16,807	$15,492	$13,339	$14,844	$11,859
Charge-offs:
Construction and development	—	—	—	66	—
Residential	—	7	—	7	44
Commercial	—	—	—	—	—
Commercial and industrial	269	—	—	269	—
Consumer and other	1	1	—	8	2
Total charge-offs	270	8	—	350	46
Recoveries:
Construction and development	—	—	—	—	—
Residential	11	18	7	46	12
Commercial	—	—	—	—	—
Commercial and industrial	204	—	1	204	14
Consumer and other	8	1	—	12	8
Total recoveries	223	19	8	262	34
Net charge-offs (recoveries)	$47	$(11)	$(8)	$88	$12

Provision for loan losses	$1,663	$1,304	$750	$3,667	$2,250
Balance at end of period	$18,423	$16,807	$14,097	$18,423	$14,097
Ratio of allowance to end of period loans	1.21%	1.18%	1.23%	1.21%	1.23%
Ratio of net charge-offs (recoveries) to average loans	0.00%	0.00%	0.00%	0.01%	0.00%

The following table sets forth the allocation of the Company’s nonperforming assets among different asset categories as of the dates indicated. Nonperforming assets consist of nonperforming loans plus OREO and repossessed property. Nonperforming loans include nonaccrual loans and loans past due 90 days or more.

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
	(Dollars in thousands)

Nonaccrual loans	$3,950	$3,550	$1,478	$3,308
Past due loans 90 days or more and still accruing interest	—	—	494	—
Total nonperforming loans	3,950	3,550	1,972	3,308
OREO	2,930	2,930	2,930	10,146
Total nonperforming assets	$6,880	$6,480	$4,902	$13,454

Troubled debt restructured loans – nonaccrual(1)	1,011	676	940	1,041
Troubled debt restructured loans - accruing	1,307	1,323	1,072	1,085
Total troubled debt restructured loans	$2,318	$1,999	$2,012	$2,126

Allowance for loan losses	$18,423	$16,807	$14,844	$14,097
Gross loans outstanding at the end of period	$1,530,129	$1,435,089	$1,254,117	$1,149,340
Allowance for loan losses to gross loans	1.20%	1.17%	1.18%	1.23%
Allowance for loan losses to nonperforming loans	466.41%	473.44%	752.74%	426.15%
Nonperforming loans to gross loans	0.26%	0.25%	0.16%	0.29%
Nonperforming assets to gross loans and OREO	0.45%	0.45%	0.39%	1.16%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$70	$73	$346	$1,972
Residential Mortgages	550	563	167	339
Commercial Real Estate Mortgages	2,888	2,135	674	690
Commercial & Industrial	434	768	285	300
Consumer and other	8	11	6	7
	$3,950	$3,550	$1,478	$3,308

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and average costs of our liabilities for the periods indicated. Yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,480,735	$20,052	5.37%	$1,359,320	$16,265	4.80%	$1,122,741	$13,923	4.92%
Taxable securities	128,932	1,010	3.11%	121,677	788	2.60%	76,612	402	2.08%
Nontaxable securities	56,738	323	2.26%	56,850	309	2.18%	48,162	266	2.20%
Other interest-earnings assets	192,699	1,135	2.34%	172,175	390	0.91%	189,131	143	0.30%
Total interest-earning assets	$1,859,104	$22,520	4.81%	$1,710,022	$17,752	4.16%	$1,436,646	$14,734	4.07%
Allowance for loan losses	(17,250)			(15,815)			(13,645)
Noninterest-earning assets	124,702			127,230			125,870
Total Assets	$1,966,556			$1,821,437			$1,548,871

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	114,517	26	0.09%	114,743	27	0.09%	98,203	24	0.10%
Savings and money market accounts	811,349	1,644	0.80%	735,845	625	0.34%	565,861	665	0.47%
Time deposits	281,931	819	1.15%	208,774	237	0.46%	290,460	345	0.47%
FHLB advances	27,380	102	1.47%	25,000	21	0.33%	31,520	34	0.43%
Other borrowings	47,659	494	4.12%	47,066	477	4.07%	6,652	26	1.57%
Total interest-bearing liabilities	$1,282,836	$3,085	0.95%	$1,131,428	$1,387	0.49%	$992,696	$1,094	0.44%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$491,917			$502,728			$384,207
Other liabilities	19,401			17,243			9,663
Total noninterest-bearing liabilities	$511,318			$519,971			$393,870
Stockholders’ Equity	172,402			170,038			162,305
Total Liabilities and Stockholders’ Equity	$1,966,556			$1,821,437			$1,548,871

Net interest income		$19,435			$16,365			$13,640
Net interest spread(2)			3.86%			3.67%			3.63%
Net interest margin(3)			4.15%			3.84%			3.77%
Net interest margin - FTE(4)(5)			4.17%			3.86%			3.79%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate for the three and nine months ended September 30, 2022 and 2021 and a 23.5% tax rate for the three months ended June 30, 2022.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,373,564	$51,083	4.97%	$1,093,684	$40,429	4.94%
Taxable securities	119,224	2,417	2.71%	74,244	1,134	2.04%
Nontaxable securities	56,157	931	2.22%	42,191	729	2.31%
Other interest-earnings assets	202,837	1,713	1.13%	148,349	315	0.28%
Total interest-earning assets	$1,751,782	$56,144	4.29%	$1,358,468	$42,607	4.19%
Allowance for loan losses	(16,044)			(12,890)
Noninterest-earning assets	123,255			124,539
Total Assets	$1,858,993			$1,470,117

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	113,427	78	0.09%	94,696	66	0.09%
Savings and money market accounts	741,397	2,862	0.52%	503,064	2,056	0.55%
Time deposits	242,869	1,311	0.72%	310,758	1,233	0.53%
FHLB advances	26,115	144	0.74%	32,215	120	0.50%
Other borrowings	42,604	1,295	4.06%	10,625	315	3.96%
Total interest-bearing liabilities	$1,166,412	$5,690	0.65%	$951,358	$3,790	0.53%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$502,951			$358,556
Other liabilities	16,420			9,207
Total noninterest-bearing liabilities	$519,371			$367,763
Stockholders’ Equity	173,210			150,996
Total Liabilities and Stockholders’ Equity	$1,858,993			$1,470,117

Net interest income		$50,454			$38,817
Net interest spread(2)			3.64%			3.66%
Net interest margin(3)			3.85%			3.82%
Net interest margin - FTE(4)(5)			3.87%			3.84%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate for the three and nine months ended September 30, 2022 and 2021 and a 23.5% tax rate for the three months ended June 30, 2022.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.

Per Share Information	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Dollars in thousands, except share and per share amounts)

Net income	$6,700	$5,223	$4,921	$16,479	$14,508
Earnings per share - basic	$0.77	$0.60	$0.59	$1.87	$1.84
Earnings per share - diluted	$0.75	$0.59	$0.58	$1.84	$1.82

Weighted average shares outstanding	8,693,745	8,740,295	8,354,860	8,797,720	7,861,780
Diluted weighted average shares outstanding	8,871,116	8,894,577	8,467,460	8,952,600	7,980,159
Shares issued and outstanding	8,705,920	8,691,620	9,012,857	8,705,920	9,012,857

Total stockholders' equity	$170,325	$167,947	$174,221	$170,325	$174,221
Book value per share	$19.56	$19.32	$19.33	$19.56	$19.33

Performance Ratios	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net interest margin	4.15%	3.84%	3.77%	3.85%	3.82%
Net interest spread	3.86%	3.67%	3.63%	3.64%	3.66%
Efficiency ratio	48.94%	54.19%	57.55%	52.98%	56.02%
Return on average assets	1.35%	1.15%	1.26%	1.19%	1.32%
Return on average stockholders’ equity	15.42%	12.32%	12.03%	12.72%	12.85%

Core and PPP Loans	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
	(Dollars in thousands)

Core loans	$1,530,129	$1,435,089	$1,244,914	$1,129,075
PPP loans	—	—	9,203	20,265
Unearned income	(5,139)	(4,884)	(3,817)	(3,893)
Loans, net of unearned income	1,524,990	1,430,205	1,250,300	1,145,447
Allowance for loan losses	(18,423)	(16,807)	(14,844)	(14,097)
Loans, net	$1,506,567	$1,413,398	$1,235,456	$1,131,350

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Dollars in thousands, except share and per share amounts)

Net income	$6,700	$5,223	$4,921	$16,479	$14,508
Add: Net OREO gains	—	—	—	—	(8)
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: BOLI death benefits	—	—	742	—	742
Less: Gain (loss) on securities	(143)	(42)	189	(546)	(17)
Less: Tax effect	37	11	(52)	142	(730)
Core net income	$6,806	$5,254	$4,042	$16,883	$11,699
Average assets	$1,966,556	$1,821,437	$1,548,871	$1,858,993	$1,470,117
Core return on average assets	1.37%	1.16%	1.04%	1.21%	1.06%

Net income	$6,700	$5,223	$4,921	$16,479	$14,508
Add: Net OREO gains	—	—	—	—	(8)
Add: Provision	1,663	1,304	750	3,667	2,250
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: BOLI death benefits	—	—	742	—	742
Less: Gain (loss) on securities	(143)	(42)	189	(546)	(17)
Add: Income taxes	2,174	1,590	1,293	5,204	4,287
Pretax pre-provision core net income	$10,680	$8,159	$6,033	$25,896	$17,506
Average assets	$1,966,556	$1,821,437	$1,548,871	$1,858,993	$1,470,117
Pretax pre-provision core return on average assets	2.15%	1.80%	1.55%	1.86%	1.59%

Net interest income	$19,435	$16,365	$13,640	$50,454	$38,817
Add: Fully-taxable equivalent adjustments(1)	86	83	72	251	203
Net interest income - FTE	$19,521	$16,448	$13,712	$50,705	$39,020

Net interest margin	4.15%	3.84%	3.77%	3.85%	3.82%
Effect of fully-taxable equivalent adjustments(1)	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin - FTE	4.17%	3.86%	3.79%	3.87%	3.84%

Total stockholders' equity	$170,325	$167,947	$174,221	$170,325	$174,221
Less: Intangible assets	18,164	18,230	18,428	18,164	18,428
Tangible common equity	$152,161	$149,717	$155,793	$152,161	$155,793

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Dollars in thousands, except share and per share amounts)

Core net income	$6,806	$5,254	$4,042	$16,883	$11,699
Diluted weighted average shares outstanding	8,871,116	8,894,577	8,467,460	8,952,600	7,980,159
Diluted core earnings per share	$0.77	$0.59	$0.48	$1.89	$1.47

Common shares outstanding at year or period end	8,705,920	8,691,620	9,012,857	8,705,920	9,012,857
Tangible book value per share	$17.48	$17.23	$17.29	$17.48	$17.29

Total assets at end of period	$2,052,725	$1,902,495	$1,559,062	$2,052,725	$1,559,062
Less: Intangible assets	18,164	18,230	18,428	18,164	18,428
Adjusted assets at end of period	$2,034,561	$1,884,265	$1,540,634	$2,034,561	$1,540,634
Tangible common equity to tangible assets	7.48%	7.95%	10.11%	7.48%	10.11%

Total average shareholders equity	$172,402	170,038	$162,305	$173,210	$150,996
Less: Average intangible assets	18,203	18,270	18,470	18,270	18,535
Average tangible common equity	$154,199	$151,768	$143,835	$154,940	$132,461
Net income to common shareholders	$6,700	$5,223	$4,921	$16,479	$14,508
Return on average tangible common equity	17.24%	13.80%	13.57%	14.22%	14.64%
Average tangible common equity	$154,199	$151,768	$143,835	$154,940	$132,461
Core net income	$6,806	$5,254	$4,042	$16,883	$11,699
Core return on average tangible common equity	17.51%	13.89%	11.15%	14.57%	11.81%

Net interest income	$19,435	$16,365	13,640	50,454	38,817
Add: Noninterest income	1,339	1,404	2,509	4,074	9,051
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: BOLI death benefits	—	—	742	—	742
Less: Gain (loss) on securities	(143)	(42)	189	(546)	(17)
Operating revenue	$20,917	$17,811	$15,218	$55,074	$44,337

Expenses:
Total noninterest expense	$10,237	$9,652	$9,185	$29,178	$26,823
Less: Net OREO gains	—	—	—	—	(8)
Adjusted noninterest expenses	$10,237	$9,652	$9,185	$29,178	$26,831
Core efficiency ratio	48.94%	54.19%	60.36%	52.98%	60.52%
(1)Assumes a 24.0% tax rate for the three and nine months ended September 30, 2022 and 2021 and a 23.5% tax rate for the three months ended June 30, 2022.